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                                                                   EXHIBIT 10.23


                               RYDER SYSTEM, INC.

                            SAVINGS RESTORATION PLAN


    This Ryder System, Inc. Savings Restoration Plan (the "Plan") is adopted effective April 1, 1995. The Plan is established and maintained by Ryder System, Inc. solely for the purpose of permitting certain employees of the Employer who participate in the Ryder System, Inc. Employee Savings Plan A or B (the "Savings Plan") to receive contributions equal to amounts in excess of certain limitations on contributions imposed by the Internal Revenue Code of 1986, as amended.

                                   ARTICLE I

                                  DEFINITIONS

    Wherever used herein the following terms shall have the meanings hereinafter set forth:

    1.1. "Accounting Date" means the last day of each calendar month and such other date or dates as the Committee may designate from time to time as an Accounting Date.

    1.2. "Accounting Period" means each period beginning on the day following an Accounting Date and ending on the following Accounting Date.

    1.3. "Affiliate" means any Employer, and any member of a controlled group of corporations, a group of trades or businesses under common control, an affiliated service group of which any Employer is a member or any other entity required to be aggregated with the Employer pursuant to regulations under
Section 414(o) of the Code. For purposes hereof: (i) a "controlled group of corporations" shall mean a controlled group of corporations as defined in
Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) thereof, (ii) a "group of trades or businesses under common control" shall mean a group of trades or businesses under common control as defined in the regulations promulgated under Section 414(c) of the Code; and
(iii) an "affiliated service group" shall mean an affiliated service group as defined in Section 414(m) of the Code.

    1.4. "Beneficiary" means the person or persons designated by a Participant, upon such forms as shall be provided by the Committee, to receive payments of the vested portion of the


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Participant's Account after the Participant's death. If the Participant shall fail to designate a Beneficiary, or if for any reason such designation shall be ineffective, or if such Beneficiary shall predecease the Participant or die simultaneously with him, then the Beneficiary shall be, in the following order of preference:

           (i)   the Participant's surviving spouse, or

           (ii)  the Participant's estate.

    1.5.   "Board" means the Board of Directors of the Company.

    1.6.   "Change of Control" shall be deemed to have occurred if:

           (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding any employee benefit plan or plans of the Company and its subsidiaries and affiliates, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

           (ii) the individuals who, as of June 26, 1987, constituted the Board of Directors of the Company (the "Board" generally and as of June 26, 1987 the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly, by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity or, if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity), provided that any person becoming a director (or, in the case of a controlling noncorporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to June 26, 1987 whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

           (iii) there is a liquidation or dissolution of the Company or a sale of all or substantially all of the assets of the Company.





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    If the Company enters into an agreement or series of agreements or the
Board passes a resolution which will result in the occurrence of any of the matters described in Paragraph (i), (ii) or (iii), and a Participant's employment is terminated subsequent to the date of execution of such agreement or series of agreements or the passage of such resolution, but prior to the occurrence of any of the matters described in Paragraph (i), (ii) or (iii), then, upon the occurrence of any of the matters described in Paragraph (i),
(ii), or (iii), a Change of Control shall be deemed to have retroactively occurred on the date of the execution of the earliest of such agreement(s) or the passage of such resolution.

    1.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

    1.8. "Committee" means the Committee appointed by the Board to administer the Savings Plan in accordance with Article X of the Savings Plan or when applicable, the person to whom the Committee has delegated authority pursuant to Article X of the Savings Plan for the matter in question.

    1.9. "Company" means Ryder System, Inc., a Florida corporation, or any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

    1.10. "Company Stock" means the common stock of the Company, par value $.50, which is readily tradeable on an established securities market.

    1.11. "Compensation" means the sum of (i) the total of all amounts paid to a Participant by an Employer as salary (including commissions) or bonuses for personal services and (ii) any Savings Plan Tax-Deferred Contributions or Restoration Tax-Deferred Contributions made by the Employer on behalf of a Participant for the Plan Year and any other amounts earned by the Participant for the Plan Year but that are deferred under any other plan or arrangement maintained by the Employer.

    1.12. "Disability" means a Participant's inability to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined in a uniform and non-discriminatory manner by the Committee after requiring any medical examinations by a physician or reviewing any medical evidence which the Committee considers necessary, and which results in the Participant's Separation from Employment.

    1.13.  "Eligible Employee" means any Participant in the Savings Plan who is
(i) employed by the Employer, (ii) designated by the Committee to be eligible to participate in the Plan, and (iii) is part of a select group of management or highly compensated employees within





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the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee
Retirement Income Security Act of 1974, as amended from time to time, and any regulations relating thereto.

    1.14. "Employee" means any employee of (i) the Company or (ii) any other entity that is an Employer as defined in the Savings Plan.

    1.15. "Employer" means (i) the Company and (ii) any other entity that is an Employer as defined in the Savings Plan.

    1.16. "Investment Funds" means those investment options that shall from time to time be made available as investment options under the Plan, as determined by the Committee.

    1.17. "Leave of Absence" means an Employee's leave of absence from active employment with the Company or an Affiliate because of military service, illness which does not constitute a Disability, educational pursuits, services as a juror, or temporarily with a government agency, or any other leave of absence, if (i) such leave of absence is approved by the Company or an Affiliate that employs the Employee, and (ii) upon termination of any such leave of absence, such Employee promptly returns or has returned to the employ of the Company or an Affiliate, without employment (other than military service) elsewhere in the meantime except with the consent of the Company or an Affiliate. The Company or an Affiliate shall determine the first and last days of any Leave of Absence that it approves.

    1.18. "Participant" means an Eligible Employee of the Employer who elects to participate in the Plan.

    1.19. "Participant's Account" means the total amount credited to the account maintained in the Plan in accordance with the provisions of the Plan for each Participant, which represents his total proportionate interest of all accounts under the Plan as of any Accounting Date, and which consists of his Restoration Tax-Deferred Contributions Account and his Restoration Matching Contributions Account.

    1.20.  "Plan" means the Ryder System, Inc. Savings Restoration Plan.

    1.21. "Plan Year" means the calendar year, except that the 1995 Plan Year shall commence April 1, 1995 and shall end December 31, 1995.

    1.22. "Restoration Matching Contribution" means the matching contributions credited to the Participant's Account in accordance with Section 3.2 of the Plan.

    1.23. "Restoration Matching Contributions Account" means the account maintained by the Company under the Plan for a Participant that is credited with the Participant's Restoration Matching Contributions, and any gains or losses allocable thereto.





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    1.24.  "Restoration Tax-Deferred Contributions" means the compensation reduction contributions credited to the Participant's Account under Section 3. l of the Plan.

    1.25. "Restoration Tax-Deferred Contributions Account" means the account maintained by the Company under the Plan for a Participant that is credited with the Participant's Restoration Tax-Deferred Contributions, and any gains or losses allocable thereto.

    1.26. "Retirement Age" means the earlier of (i) the date on which a Participant attains age 65, and (ii) the date on which a Participant has both
(a) attained age 55 and (b) completed at least 10 years of Service. For purposes of this provision, Service shall mean that period of an Employee's continuous uninterrupted employment with an Employer and any Affiliate, and with any predecessor businesses of the Employer or an Affiliate, conducted as corporations, partnerships, or proprietorships, from the Employee's last date of hire to the date of termination of his employment for any reason; provided however, that the employment of an Employee, who immediately before his current employment was employed by a predecessor or acquired business continuously up to the date of its merger with or acquisition by the Employer or an Affiliate, shall include only that part of his employment for said business which has occurred after the date fixed for this purpose by the Company and provided that the same date is uniformly fixed for this purpose as to all of the employees of a given predecessor or acquired business. An Employee may work simultaneously for more than one Employer and Affiliate, but the total period of his employment shall not be increased by reason of such simultaneous employment.

    1.27. "Savings Plan" means the Ryder System, Inc. Employee Savings Plan A, established effective January l, 1984, and as amended from time to time, and the Ryder System, Inc. Employee Savings Plan B, established effective January 1, 1993, and as amended from time to time, and each successor or replacement salaried employees' cash or deferred arrangement.

    1.28. "Savings Plan Limitations" means those limitations applicable to the Savings Plan imposed by (i) Section 402(g) of the Code, (ii) Section 415 of the Code, (iii) Section 401(a)(17) of the Code, or (iv) any other limitations imposed under the Code on contributions under the Savings Plan.

    1.29. "Savings Plan Matching Contributions" means the total of all Matching Contributions made by the Employer for the benefit of a Participant under and in accordance with the terms of the Savings Plan.

    1.30. "Savings Plan Tax-Deferred Contributions" means the Tax Deferred Contributions made by the Employer for the benefit of a Participant under and in accordance with the terms of the Savings Plan.

    1.31. "Separation from Employment" means a discontinuance of the Participant's employment relationship with the Company and its Affiliates due to retirement at or after Retirement Age, Disability, death, layoff, or other termination of employment (voluntary or





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involuntary). For purposes of this provision, the employment relationship with the Company and its Affiliates of a Participant entitled to accrued vacation time and/or severance pay after he ceases to perform services for the Company and its Affiliates shall be deemed to terminate upon the date his accrued vacation time, if any, expires, or if the Participant is entitled to severance pay, then upon the earlier of (i) the last date on which the Participant is entitled to receive payment of such severance pay from the Company or any Affiliate, and (ii) the date which is 13 weeks after both (a) the Participant has ceased to perform services for the Company and its Affiliates and, (b) the Participant's accrued vacation time, if any, has expired. The fact that an Employee who is a Participant ceases to elect to have any Restoration Tax-Deferred Contributions credited to his Account under the Plan shall not constitute a Separation from Employment, and a Participant's absence from active employment due to military service or Leave of Absence shall not constitute a Separation from Employment.

                                   ARTICLE II

                                  ELIGIBILITY

    2.1. Eligibility. An Employee that becomes an Eligible Employee as of April 1, 1995 shall be eligible to participate in the Plan on April 1, 1995. Any other Employee shall be eligible to participate on the January 1 coincident with or immediately following the date as of which he becomes an Eligible Employee.
                                  ARTICLE III

                     RESTORATION CONTRIBUTIONS AND VESTING

    3.1. Restoration Tax-Deferred Contributions. Each Participant, so long as he remains a Participant, may elect (on a form furnished by the Committee and in accordance with Committee rules) to reduce and defer receipt pursuant to this Plan of his Compensation by an amount equal to the excess of (i) a minimum of 1% and a maximum of 10% of his Compensation, over (ii) the amount of his Savings Plan Tax-Deferred Contributions for the Plan Year after taking into account the Savings Plan Limitations. The amount of deferral so elected shall be applied against and reduce the Participant's (x) salary (including commissions), (y) bonuses, or (z) salary (including commissions) and bonuses, earned during the Plan Year as elected by the Participant and as shall be determined by the Committee. In no event shall any amounts be deferred under this Plan for any Plan Year until the Participant's Savings Plan Tax-Deferred Contributions have reached the Savings Plan Limitation for the Plan Year. For the Plan Year that begins April 1, 1995 and ends December 31, 1995, the amount of the Participant's percentage deferral election under the preceding sentence shall be applied to his salary (including commissions), bonuses, or salary (including commissions) and bonuses (depending upon the Participant's election) for the entire 1995 calendar year, and the amount of the deferral as so determined then shall be pro-rated on





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such basis as the Committee shall determine, as a reduction of the
Participant's salary (including commissions), bonuses, or salary (including commissions) and bonuses, earned after the Participant's election becomes effective. Participant Election and Enrollment Forms are effective on a Plan Year basis, and must be filed before the beginning of the Plan Year to which they relate. Participant Election and Enrollment Forms may not be amended or revoked after the beginning of the Plan Year. The Employer shall withhold, by payroll deduction, the Compensation deferred pursuant to this Section 3.1 from the current compensation payments of a Participant and credit such withheld amount to a Participant's Restoration Tax-Deferred Contributions Account under the Plan.

    3.2. Restoration Matching Contribution. For each Plan Year, the Employer shall credit to the Participant's Restoration Matching Contributions Account of each Participant who elects to make a Restoration Tax-Deferred Contribution for the Plan Year an amount equal to the excess, if any, of:

           (i) the amount of the Savings Plan Matching Contribution that would have been credited to the Participant's Account under the Savings Plan if the Restoration Tax-Deferred Contribution had been made into the Savings Plan and the Savings Plan Limitations were not taken into account thereunder, over

           (ii) the Savings Plan Matching Contributions actually allocated to the Participant's Account under the Savings Plan for the Plan Year.

Each Matching Contribution for each Participant shall be credited to the Participant's Account as of the end of the Accounting Period for which the Restoration Tax-Deferred Contribution is withheld, or as soon as practicable thereafter.

    3.3.   Vesting.

           (i) A Participant's interest in his Restoration Tax-Deferred Contributions Account shall be 100% nonforfeitable at all times. A Participant's interest in his Restoration Matching Contribution Account shall become non-forfeitable and vest in accordance with the following schedule, based upon the number of the Participant's Months of Participation in the Savings Plan, determined in accordance with the Savings Plan.

                 Number of Months                  Vested Percentage
                   of Participation                   of Account
                 --------------------              ----------------
                    Less than 12                           0%
                    12 through 23                         25%
                    24 through 35                         50%
                    36 through 47                         75%
                    More than 47                         100%





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Notwithstanding the foregoing, a Participant's vested percentage shall be 100%
(a) once the Participant has completed 5 Years of Service, as determined in accordance with the Savings Plan, or (b) if the Participant's employment with the Employer terminates at any time after he has attained his Retirement Age, or by reason of the Participant's death or Disability, or (c) in the event that a Change of Control shall occur while the Participant is an Employee of the Employer or an Affiliate.

                 (ii) The nonvested portion of a Participant's Account that is forfeited shall not be allocated to the Participant's Account of any other Participant.

                                   ARTICLE IV

                    INVESTMENT OF RESTORATION CONTRIBUTIONS

         4.1. Investment. Amounts credited to a Participant's Account shall be treated as if they were actually invested in the Investment Funds selected by the Participant in accordance with the Plan, and shall be credited with gains and losses allocable thereto at such times and in such manner as shall be determined by the Committee. Each Eligible Employee upon becoming a Participant shall elect on the Participant Election and Enrollment Form the portion of the Participant's Account, in any whole percentage multiples (or in such other proportions as the Committee may from time to time determine), that are to be treated as if invested in each of the Investment Funds. A Participant may, at such times and in such manner as shall be permitted by the Committee, change such election as to the investment of his Participant's Account.

                                   ARTICLE V

                                 DISTRIBUTIONS

         5.1.    Timing of Distribution.

                 (i) The vested portion of a Participant's Account, less any applicable tax withholding, shall be distributed on the January 1 immediately following a Participant's Separation from Employment, or as soon as administratively practicable thereafter. The distribution to the Participant or his Beneficiary shall be made in a lump sum or in installments in accordance with the Participant's most recent Participant Election and Enrollment Form on file with the Committee which is effective at least one year prior to the date of such Separation from Employment. Such election shall indicate that the Participant has chosen to receive either: (a) a lump sum on the January 1 immediately following the Participant's Separation from Employment, or as soon as administratively practicable thereafter, or (b) a minimum of 2, and a maximum of 10, annual installments beginning on the January 1 immediately following the Participant's Separation from





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Employment, or as soon as administratively practicable thereafter. Each annual installment shall be equal to the value of the Participant's Account multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of installments remaining to be paid.

                 (ii) If a Participant should die before distribution of the entire vested portion of the Participant's Account has been made to him, any remaining amounts, less applicable withholding taxes, shall be distributed to the Participant's Beneficiary in the same manner in which such amounts otherwise would have been distributed to the Participant.

                 (iii)    Notwithstanding the foregoing provisions of this
Section 5.1, the remaining vested portion of a Participant's Account, less applicable withholding taxes, shall be distributed to the Participant or his Beneficiary, in a lump sum, as soon as administratively practicable following a Change of Control.

                 (iv) The value of a Participant's Account, for purposes of determining the amount to be distributed to the Participant or his Beneficiary, shall be determined as of the December 31 immediately preceding the distribution.

         5.2. Method of Distribution. Distribution of the Participant's Account shall be made in cash.

         5.3. Hardship Distributions. Upon the written request of a Participant and in the event the Committee determines that an "unforeseeable emergency" has occurred with respect to a Participant, the Participant may withdraw the lesser of (i) the amount the Committee deems to be necessary to meet the emergency or (ii) the Participant's Account. For this purpose, an "unforeseeable emergency" shall mean an unanticipated emergency, such as a sudden and unexpected illness or accident of the Participant or a dependent of the Participant or loss of the Participant's property due to casualty, that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if the withdrawal were not permitted. The need to pay a Participant's child's tuition to college and the desire to purchase a home shall not be considered unforeseeable emergencies.

                                   ARTICLE VI

                          ADMINISTRATION OF THE PLANS

         6.1. Administration by the Committee. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

         6.2. General Powers of Administration. All provisions set forth in the Savings Plan with respect to the administrative powers and duties of the Committee and procedures for filing claims shall also be applicable with respect to the Plan. The Committee shall be entitled to rely





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conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee with respect to the Plan. All expenses of administration relating to the Plan may be debited against the Participant's Account, in the same manner as expenses are charged to accounts under the Savings Plan.

                                  ARTICLE VII

                            AMENDMENT OR TERMINATION

         7.1. Amendment or Termination. The Company intends the Plan to be permanent but reserves the right, by resolution of the Board or by action of any committee thereof, to amend or terminate the Plan when, in the sole opinion of the Board or the committee, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board, or by action of a committee thereof, and shall be effective as of the date of such resolution or action unless specifically provided otherwise.

         7.2. Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any Participant's Account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in the Participant's Account shall be made to the Participant or his Beneficiary in the manner and at the time described in Article V of the Plan. No additional credits of contributions shall be made to the Participant's Account for periods after termination of the Plan, but the Committee shall continue to credit gains and losses to the Participant's Account, until the balance of such Participant's Account has been fully distributed to the Participant or his Beneficiary.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1. Participant's Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or any other Employer for payment of any distributions hereunder. Although the value of each Participant's Account will be measured as if such Accounts were invested in the Investment Funds selected by the Participant pursuant to the Plan, neither the Company nor any other Employer shall be required to invest any assets in any Investment Funds, and if the Company or any other Employer does in fact make any investments in any Investment Funds, the Participant or Beneficiary shall have no rights in or claims against any such investments. The right of a Participant or his designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of his Employer and the Company, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company or





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any other Employer. All amounts credited to a Participant's Account shall constitute general assets of his Employer or the Company and may be disposed of by his Employer or the Company at such time and for such purposes as it may deem appropriate.

         8.2. No Guarantee of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other Employer or any other person or entity that the assets of the Company or any other Employer will be sufficient to pay any benefit hereunder.

         8.3. Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings.

         8.4. Applicable Law. The Plan shall be construed and administered under the laws of the State of Florida.

         8.5. Indirect Payment of Benefits. If any Participant or his Beneficiary is, in the judgment of the Committee, legally, physically or mentally incapable of personally receiving-and receipting for any payment due hereunder, payment may be made to the guardian or other legal representative of such Participant or Beneficiary or, if none, to such person or institution who, in the opinion of the Committee, is then maintaining or has custody of such Participant or Beneficiary. Such payments shall constitute a full discharge with respect thereto.

         8.6. Notice of Address. Each person entitled to a benefit under the Plan must file with the Employer, in writing, his post office address and each change of post office address which occurs between the date of his termination of employment with the Employer and the date he ceases to be a Participant. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan and neither the Committee nor the Employer shall be obliged to search for or ascertain his whereabouts.

         8.7. Notices. Any notice required or permitted to be given hereunder to a Participant or Beneficiary will be properly given if delivered or mailed, postage prepaid, to the Participant or Beneficiary at his last post office address as shown on the Employer's records. Any notice to the Committee or the Employer shall be properly given or filed upon receipt by the Committee or the Employer, as the case may be, at such address as may be specified from time to time by the Committee.

         8.8. Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.





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

         8.9. Unclaimed Payments. If a Participant or his Beneficiary fails to apprise the Committee of changes in the address of the Participant or Beneficiary, and the Committee is unable to communicate with the Participant or Beneficiary at the address last recorded by the Committee within five years after any benefit becomes due and payable from the Plan to the Participant or Beneficiary, the Committee may mail a notice by registered mail to the last known address of such person outlining the following action to be taken unless such person makes written reply to the Committee within 60 days from the mailing of such notice: The Committee may direct that such benefit and all further benefits with respect to such person shall be discontinued and all liability for the payment thereof shall terminate.

         8.10. Employer-Employee Relationship. The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee or otherwise act with relation to him. Each Employer may take any action (including discharge) with respect to any Employee or other person and may treat him without regard to the effect which such action or treatment might have upon him as a Participant of this Plan.

         8.11. Receipt And Release. Any final payment or distribution to any Participant, his Beneficiary or his legal representative in accordance with this Plan shall be in full satisfaction of all claims against the Committee and the Employer; the Employer or the Committee may require a Participant, his Beneficiary or his legal representative to execute a receipt and release of all claims under this Plan upon a final payment or distribution or a receipt to the extent of any partial payment or distribution; and the form of any such receipt and release shall be determined by the Employer or the Committee.

         8.12. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company, the Committee, nor any individual acting as employee or agent of the Company or the Committee shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

         8.13. Miscellaneous. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

         IN WITNESS WHEREOF, the Company has caused this instrument to be signed and its corporate seal to be hereunto affixed by its duly authorized officers on this 31st day of March, 1995.

                                                   RYDER SYSTEM, INC.

                                                   By: /s/ C. Robert Campbell
                                                       -------------------------
                                                       C. Robert Campbell,
                                                       Executive Vice President-
                                                       Human Resources and
                                                       Administration
ATTEST:
By: /s/ H. Judith Chozianin
   ------------------------
         Secretary





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